UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

3D MAKERJET, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-157783	26-4083754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4303 Vineland Rd. F2, Orlando, Florida   32011

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 769-0882

American Business Change Agents, Inc.

13070 Addison Road, Roswell, GA 30075

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01

Changes in Control of Registrant

On March 21, 2014, Edward A. Sundberg, our former officer and director, sold an aggregate of 9,000,000 shares of his common stock in our company to Market Milestones, Inc., in a private transaction. As consideration for the shares, Market Milestones, Inc. paid a total purchase price of $200,000 from its personal funds. Immediately upon the closing of the transaction, Market Milestones, Inc. became the majority shareholder of our company and beneficially owned stock representing 88% of the outstanding voting shares of our company.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of our company.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of May 5, 2014 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 10,200,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	John Crippen	-	-
	All Officers and Directors as a Group (one person)	-	-

	Other 5% owners
Common	Market Milestones, Inc. 297 Kingsbury Grade, MB 4470 Stateline (Lake Tahoe), NV 89449	9,000,000	88%
Common	Prestige Marketing Ltd. Kings Court, 3rd Floor Bay Street, PO Box N8166 Nassau, Bahamas	600,000	6%
Common	Realty Capital Management Ltd. Blienham Trust PO Box 3483 Road Town, Tortola, British Virgin Islands	600,000	6%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Annual Report on Form 10-K/A filed October 18, 2013, the Form 10-Q filed on December 16, 2013, and in the Company’s Registration Statement on Form S-1/A filed August 27, 2010, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2014, Edward A. Sundberg resigned as our officer and director and Lindsay Chisholm resigned as our director. Following these resignations, our board of directors appointed John Crippen as our President, CEO, CFO, Secretary, Treasurer and Director.

John Crippen. From 2009 to 2010, Mr. Crippen was a consultant at Business Planning Group in Orlando, Florida, providing assistance to companies in the areas of real estate, finance, technologies, and benefits packages. He received his Bachelor of Arts degree in Literature from NYU.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with the Mr. Crippen. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

There are no family relationships among any of our current or former directors or executive officers.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2014, our board of directors and a majority of our shareholders approved an amendment to our Articles of Incorporation for the purpose of changing our name to “3D MakerJet, Inc.” and increasing our total authorized capital stock from 75,000,000 shares to 310,000,000 shares, consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on May 6, 2014 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

SECTION 8 – Other Events

Item 8.01

Other Events

As a result of the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

4303 Vineland Rd. F2, Orlando, Florida   32011

Phone: (702) 769-0882

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2014	3D MakerJet, Inc.

By: /s/ John Crippen
John Crippen
Chief Executive Officer

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